Exhibit 10.1

6552266v3

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of June 3, 2015, by and among VINCE, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors party thereto, BANK OF AMERICA, N.A., as administrative agent and as collateral agent (in such capacities, including any successor thereto, the “Agent”) under the Loan Documents, and each lender party hereto (collectively, the “Lenders” and individually, each a “Lender”).

WHEREAS:

A.The Borrower, the Guarantors, the Agent, and the Lenders are parties to that certain Credit Agreement dated as of November 27, 2013 (as amended hereby, and as may be further amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions thereof, to extend credit and make certain other financial accommodations available to the Borrower; and

B.The Borrower and the Guarantors have requested that the Lenders agree to amend the Credit Agreement as set forth herein, and the Lenders have agreed to such amendments, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

2.Amendments to Credit Agreement.

(a)Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to include, in addition and not in limitation, the following definitions in proper alphabetical order:

(i)““Adjusted Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments and (b) the Borrowing Base.”

(ii)““First Amendment” means the First Amendment to Credit Agreement dated and effective as of the First Amendment Effective Date, by and among the Borrower, the Guarantors, the Agent and the Lenders.”

(iii)““First Amendment Effective Date” means June 3, 2015.”

(iv)““First Amendment Fee Letter” means the letter agreement, dated as of the First Amendment Effective Date, between the Borrower, the Agent and the Lenders.”

(b)Amended Definitions.  Section 1.01 of the Credit Agreement is hereby further amended as follows:

(i)The definition of “Aggregate Commitments” is hereby deleted in its entirety and the following is substituted in its stead:

““Aggregate Commitments” means the Commitments of all the Lenders.  As of the Closing Date, the Aggregate Commitments equal $50,000,000.  As of the First Amendment Effective Date, the Aggregate Commitments equal $80,000,000.”

(ii)The definition of “Commitments” is hereby deleted in its entirety and the following is substituted in its stead:

““Commitments” means, as to each Lender, its obligation to make Committed Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption or other instrument pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  As of the Closing Date, the total Commitments of all Lenders is $50,000,000.  As of the First Amendment Effective Date, the total Commitments of all Lenders is $80,000,000.”

(iii)The definition of “Covenant Compliance Event” is hereby deleted in its entirety and the following is substituted in its stead:

““Covenant Compliance Event” means that Excess Availability at any time is less than the greater of (a) fifteen (15%) percent of the Adjusted Loan Cap and (b) $10,000,000.  For purposes hereof, the occurrence of a Covenant Compliance Event shall be deemed continuing until Excess Availability has exceeded the amounts set forth above for thirty (30) consecutive days, in which case a Covenant Compliance Event shall no longer be deemed to be continuing for purposes of this Agreement.  The termination of a Covenant Compliance Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Covenant Compliance Event in the event that the conditions set forth in this definition again arise.”

(iv)The definition of “Loan Cap” is hereby deleted in its entirety and the following is substituted in its stead:

““Loan Cap” means, at any time of determination, the lesser of (a) the Aggregate Commitments, (b) the Borrowing Base and (c) until the Term Facility has been paid in full, $70,000,000.”

(v)The definition of “Loan Documents” is hereby deleted in its entirety and the following is substituted in its stead:

““Loan Documents” means this Agreement, each Note, each Issuer Document, the Fee Letter, all Borrowing Base Certificates, the Blocked Account Agreements, all Collateral Access Agreements, all Credit Card Notifications, the Security Documents, any Facility Guaranty, any Joinder Agreement, any Extension Amendment, the Intercreditor Agreement, the First Amendment, and the First Amendment Fee Letter, each as amended and in effect from time to time.”

(vi)The definition of “Maturity Date” is hereby deleted in its entirety and the following is substituted in its stead:

““Maturity Date” means, subject to the proviso below, the later of (a) June 3, 2020 and (b) with respect to any Lender which participates in any Extension Series pursuant to Section 2.17, such extended maturity date relating to such Extension Series as determined pursuant to such Section 2.17.”

(vii)The definition of “Payment Conditions” is hereby deleted in its entirety and the following is substituted in its stead:

““Payment Conditions” means, at the time of determination with respect to any specified transaction or payment, that (i) no Event of Default exists or would arise as a result of entering into such transaction or the making of such payment, (ii) immediately after giving pro forma effect to such transaction or payment and projected on a pro forma basis for the immediately succeeding six (6) Fiscal Months following such transaction or payment, Excess Availability shall be at least the greater of (x) 20% of the Adjusted Loan Cap and (y) $10,000,000 for each Fiscal Month during such projected six month period and (iii) the Consolidated Fixed Charge Coverage Ratio for the Most Recently Ended period of twelve months preceding such transaction or payment shall be greater than or equal to 1.0 to 1.0 (after giving pro forma effect to such transaction or payment as if such transaction or payment had been made as of the first day of such period), provided that the provisions of this clause (iii) shall not be applicable if Excess Availability, immediately after giving pro forma effect to such transaction or payment and projected for the immediately succeeding six (6) Fiscal Months following such transaction or payment, at least the greater of (x) 35% of the Adjusted Loan Cap and (y) $15,000,000; and (iv) the Borrower shall have delivered a Compliance Certificate to the Agent including a reasonably detailed calculation of such calculated Excess Availability and, if applicable, Consolidated Fixed Charge Coverage Ratio.”

(viii)The definition of “RP Conditions” is hereby deleted in its entirety and the following is substituted in its stead:

““RP Conditions” means, at the time of determination with respect to any Restricted Payment, that (i) no Event of Default exists or would arise as a result of the making of such Restricted Payment, (ii) immediately after giving pro forma effect to such Restricted Payment and projected on a pro forma basis for the immediately succeeding six (6) Fiscal Months following such Restricted Payment, Excess Availability shall be at least the greater of (1) 20% of the Adjusted Loan Cap for each Fiscal Month during such projected six month period and (2) $10,000,000, and (iii) the Consolidated Fixed Charge Coverage Ratio for the Most Recently Ended period of twelve Fiscal Months preceding such Restricted Payment shall be greater than or equal to 1.1 to 1.0 (after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made as of the first day of such period), provided that the provisions of this clause (iii) shall not be applicable if Excess Availability, immediately after giving pro forma effect to such Restricted Payment and projected for the immediately succeeding six (6) Fiscal Months following such Restricted Payment, is at least the greater of (x) 35%

of the Adjusted Loan Cap and (y) $15,000,000; and (iv) the Borrower shall have delivered a Compliance Certificate to the Agent including a reasonably detailed calculation of such calculated Excess Availability and, if applicable, Consolidated Fixed Charge Coverage Ratio.”

(ix)The definition of “Trigger Amount” is hereby deleted in its entirety and the following is substituted in its stead:

““Trigger Amount” means, on any date, the greater of (x) 15% of the Adjusted Loan Cap in effect on such date and (y) $7,500,000.”

(c)Section 6.10.  Section 6.10(b) of the Credit Agreement is hereby amended by inserting the word “Adjusted” in front of the defined term “Loan Cap” where it appears therein so that the entire Section 6.10(b) reads as follows:

“(b)Upon the request of the Agent after reasonable prior written notice, permit the Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Agent to conduct commercial finance examinations and inventory appraisals, including, without limitation, of (i) the Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  Subject to the immediately succeeding sentence, the Loan Parties shall pay the reasonable and documented out-of-pocket fees and expenses of the Agent and such professionals with respect to such examinations and inventory appraisals.  The Agent may conduct (A) one (1) commercial finance examination and one (1) inventory appraisal in any twelve month period at the Borrower’s expense, provided that, in the event that Excess Availability is less than 25% of the Adjusted Loan Cap for longer than three (3) consecutive Business Days, the Agent may undertake two (2) commercial finance examinations and two (2) inventory appraisals in any twelve month period at the Borrower’s expense, and (B) one (1) additional commercial finance examination and one (1) additional inventory appraisal in any twelve month period as the Agent may require at the expense of the Lenders, and (C) additional commercial finance examinations and inventory appraisals as the Agent may require in its reasonable discretion if a Specified Event of Default has occurred and is continuing, at the expense of the Borrower.

(d)Amendments to Schedules.  Schedule 2.01 to the Credit Agreement shall be amended by deleting such schedule and replacing it with the corresponding schedule set forth on Annex I attached hereto.

3.Representations and Warranties.  Each of the Guarantors and the Borrower represents and warrants to the Agent and the Lenders that:

(a)the representations and warranties set forth in the Credit Agreement and in each of the other Loan Documents are true and correct in all material respects on the First Amendment Effective Date, as if made on and as of the First Amendment Effective Date and as if each reference therein to “this

Agreement” or the “Credit Agreement” or the like includes reference to this Amendment and the Credit Agreement as amended hereby (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date); provided, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; and

(b)after giving effect to this Amendment, no Default or Event of Default exists as of the First Amendment Effective Date.

4.Conditions Precedent.  The amendments set forth in this Amendment shall not be effective until each of the following conditions precedent are satisfied in a manner satisfactory to the Agent:

(a)receipt by the Agent of (i) a copy of this Amendment, duly authorized and executed by Guarantors, the Borrower and each Lender, (ii) a copy of the First Amendment Fee Letter, duly authorized and executed by the Borrower, the Agent and each Lender, (iii) an amended and restated Revolving Note executed by the Borrower, (iv) a secretary’s certificate from each of the Loan Parties certifying (A) the recent passage and continued effectiveness of resolutions approving the transactions contemplated by this Amendment, and (B) the incumbency of the officers executing this Amendment and the documents delivered in connection therewith to which such Loan Party is a party, in each case in form and substance reasonably satisfactory to the Agent, and (v) an executed legal opinion of a firm reasonably acceptable to the Agent as counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agent;

(b)receipt by the Agent of a detailed consolidated budget for the Fiscal Year ending on or around February 1, 2016 (including a projected consolidated balance sheet of the Parent, Holdings, the Borrower and its Subsidiaries and the related consolidated statements of projected cash flow and projected income, together with a projection of the Borrowing Base and Excess Availability, in each case prepared on a month by month basis);

(c)receipt by the Agent of all fees and expenses required to be paid hereunder or pursuant to the First Amendment Fee Letter, and, to the extent invoiced at least one (1) Business Day prior to the First Amendment Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of Choate, Hall & Stewart LLP, counsel to the Agent not to exceed $13,000) required to be reimbursed or paid by the Loan Parties pursuant to the terms of Section 10.04 of the Credit Agreement; and

(d)after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein.

5.Effect on Loan Documents.  As amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed by each of the Guarantors and the Borrower in all respects.  The execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or the Lenders under the Credit Agreement or the other Loan Documents.  Each of the Guarantors and the Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed and remain in full force and effect.  After giving effect to this Amendment, each of the Guarantors and the Borrower reaffirms each Lien granted by it to the Agent for the benefit of the Lenders under each of the Loan Documents to which it is a party, which Liens shall continue in full force and effect during the term of the Credit Agreement, and shall continue to secure the Obligations (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement and the other Loan Documents.

6.No Novation; Entire Agreement.  This Amendment is not a novation or discharge of the terms and provisions of the obligations of the Borrower and Guarantors under the Credit Agreement and the other Loan Documents.  There are no other understandings, express or implied, among the Guarantors, the Borrower, the Agent and the Lenders regarding the subject matter hereof or thereof.

7.Governing Law.  THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.Counterparts; Electronic Execution.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by facsimile or other electronic transmission also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

9.Construction.  This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

10.Miscellaneous.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

VINCE, LLC, as the Borrower

By:  __/s/ Jay L. Dubiner_____      _______________

Name:  Jay L. Dubiner

Title:  Senior Vice President,

Secretary and General Counsel

VINCE INTERMEDIATE HOLDING, LLC,

as a Guarantor

By:  ____/s/ Jay L. Dubiner______________________

Name: Jay L. Dubiner

Title:  Senior Vice President,

Secretary and General Counsel

vince holding corp.,

as a Guarantor

By:  ____/s/ Jay L. Dubiner______________________

Name: Jay L. Dubiner

Title:  Senior Vice President,

Secretary and General Counsel

[Signature Page to First Amendment to Credit Agreement]

BANK OF AMERICA, N.A.,
as Agent

By:  ______/s/ Matthew Potter___________

Name: Matthew Potter

Title: Vice President

BANK OF AMERICA, N.A.,
as Lender, Swing Line Lender and L/C Issuer

By:  _____/s/ Matthew Potter_______________

Name: Matthew Potter

Title:  Vice President

[Signature Page to First Amendment to Credit Agreement]

Annex I

Schedule 2.01
to Credit Agreement

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$80,000,000.00	100.000000000%
TOTAL	$80,000,000.00	100.000000000%